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                                                                     Exhibit 5.1



                                          FORM OF
                          LEGAL OPINION OF PEDERSEN & HOUPT, P.C.

                            (Pedersen & Houpt, P.C. Letterhead)

                                           [Date]

takes.com, inc.
3655 Nobel Drive
Suite 550
San Diego, California  92122

                  Re:             takes.com, inc.
                                  SEC File No. 333-78261

Gentlemen:

         We have acted as counsel to takes.com, inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1, Registration No. 333-78261 and all amendments thereto (the "Registration Statement"), which has been filed by the Company with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations thereunder (i) the sale of up to 3,248,750 shares (the "Shares") of the Company's Common Stock, $0.001 par value per share (the "Common Stock"), (ii) 300,000,000 Warrants (the "Warrants") to purchase Common Stock (the "Warrant Offering") and (iii) 10,000,000 shares of Common Stock issuable upon the exercise of the Warrants (the "Warrant Shares"). The Shares will be offered and sold (the "Offering") pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into between the Company and Paradise Valley Securities, Inc., as the [representative of] the underwriters. The Warrants will be offered and issued from time to time to persons who register with and use the Company's Internet Web site. We are rendering this opinion as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the Securities Act.
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takes.com, inc.
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         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the form of the Warrants; (iii) the proposed form of Underwriting Agreement; (iv) the form of the Company's Amended and Restated Certificate of Incorporation; (v) the Company's Bylaws and (vi) resolutions of the Company's Board of Directors. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other records of the Company and such agreements, certificates or records of public officials, certificates of officers or representatives of the Company, respectively, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures (including endorsements), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto (including the Company) had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties.

         We are members of the Bar of the State of Illinois, and we express no opinion with respect to laws other than the laws of the State of Illinois, the General Corporation Law of the State of Delaware and federal laws of the United States of America.
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takes.com, inc.
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         With respect to the issuance of any Shares and Warrant Shares, we have assumed that the issuance of such Shares and Warrant Shares will have been duly authorized and the certificates, if any, evidencing the same will have been duly executed and delivered, against receipt of consideration approved by the Company which will be no less than the par value thereof.

         Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective under the Securities Act, (ii) the Amended and Restated Certificate of Incorporation of the Company has been filed with the Secretary of State of the State of Delaware, (iii) the final terms of the Underwriting Agreement and the Offering have been approved by the Board of Directors of the Company, (iv) the Underwriting Agreement has been duly executed and delivered by each of the parties thereto and (v) the Shares have been issued and delivered in accordance with the terms of the Underwriting Agreement (including the receipt by the Company of the consideration for the Shares described therein), the Shares will be validly issued, fully paid and non-assessable.

         Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are also of the opinion that when issued, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm in the Registration Statement and in the related prospectus as the same appears under the caption "Legal Matters." We also consent to the incorporation by reference of this consent into a subsequent registration
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takes.com, inc.
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statement filed pursuant to Rule 462(b) under the Securities Act in connection with the Warrant Offering. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission.

                                Very truly yours,